Capital World Bond Fund

December 31, 2016

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)	Total Return of Capital (000's omitted)	Total Dividends paid (000's omitted)
Class A	$36,287	$13,660	$49,947
Class B	$8	$3	$11
Class C	$1,098	$413	$1,511
Class F-1	$2,068	$778	$2,846
Class F-2	$13,269	$4,995	$18,264
Total	$52,730	$19,849	$72,579
Class 529-A	$1,691	$636	$2,327
Class 529-B*	$1	$-	$1
Class 529-C	$328	$124	$452
Class 529-E	$82	$31	$113
Class 529-F-1	$242	$91	$333
Class R-1	$36	$14	$50
Class R-2	$487	$183	$670
Class R-2E	$8	$3	$11
Class R-3	$733	$276	$1,009
Class R-4	$689	$260	$949
Class R-5	$562	$212	$774
Class R-5E*	$-	$-	$-
Class R-6	$18,913	$7,120	$26,033
Total	$23,772	$8,950	$32,722

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1200
Class B	$0.0300
Class C	$0.0600
Class F-1	$0.1200
Class F-2	$0.1400
Class 529-A	$0.1100
Class 529-B	$0.0100
Class 529-C	$0.0600
Class 529-E	$0.1000
Class 529-F-1	$0.1300
Class R-1	$0.0700
Class R-2	$0.0600
Class R-2E	$0.0900
Class R-3	$0.1000
Class R-4	$0.1200
Class R-5E	$0.1300
Class R-5	$0.1500
Class R-6	$0.1400

Item 73 C
Other Distributions
Share Class	Dividends from Return of Capital
Class A	$0.0400
Class B	$0.0100
Class C	$0.0200
Class F-1	$0.0400
Class F-2	$0.0500
Class 529-A	$0.0400
Class 529-B	$0.0100
Class 529-C	$0.0200
Class 529-E	$0.0400
Class 529-F-1	$0.0500
Class R-1	$0.0200
Class R-2	$0.0300
Class R-2E	$0.0400
Class R-3	$0.0400
Class R-4	$0.0500
Class R-5E	$0.0500
Class R-5	$0.0500
Class R-6	$0.0600

Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	307,183
Class B	221
Class C	18,048
Class F-1	17,035
Class F-2	102,134
Total	444,621
Class 529-A	15,174
Class 529-B	21
Class 529-C	5,812
Class 529-E	817
Class 529-F-1	1,832
Class R-1	576
Class R-2	7,106
Class R-2E	105
Class R-3	7,388
Class R-4	5,627
Class R-5	4,012
Class R-5E	1
Class R-6	137,226
Total	185,697

Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$18.96
Class B	$18.88
Class C	$18.64
Class F-1	$18.92
Class F-2	$18.93
Class 529-A	$19.01
Class 529-B	$18.94
Class 529-C	$18.77
Class 529-E	$18.89
Class 529-F-1	$18.90
Class R-1	$18.77
Class R-2	$18.76
Class R-2E	$18.93
Class R-3	$18.93
Class R-4	$18.95
Class R-5E	$18.94
Class R-5	$18.97
Class R-6	$18.96

* Amount less than one thousand